EXHIBIT 4.8
                           LIMITED RECOURSE AGREEMENT

     LIMITED RECOURSE AGREEMENT, dated as of May 16, 1997 (the "Agreement"), made by Whitehall Street Real Estate Limited Partnership V, a Delaware limited partnership ("Whitehall LP"), EXOR Group S.A., a Luxembourg investment holding company ("EXOR"), David Rockefeller, an individual residing in the State of New York ("Rockefeller"), Tishman Speyer Crown Equities, a Delaware general partnership ("Tishman Speyer"), and Bonito Investments, LDC, a Bahamas limited duration company ("Bonito"), in favor of NATIONSBANK OF TEXAS, N.A., as agent (in such capacity, the "Agent") for the lenders (the "Lenders") parties to the Credit Agreement referred to below.

                                    RECITALS

     Pursuant to the Credit Agreement, dated as of May 16, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among RCPI Trust, a Delaware business trust (the "Borrower"), the Lenders and the Agent, the Lenders have severally agreed to make loans to the Borrower upon the terms and subject to the conditions set forth therein, such loans to be evidenced by the Notes issued by the Borrower thereunder. The Key Principals (as hereinafter defined) indirectly own all of the outstanding common equity interests in the Borrower. It is a condition precedent to the obligation of the Lenders to make their respective loans to the Borrower under the Credit Agreement that the Key Principals shall have executed and delivered this Agreement to the Agent for the ratable benefit of the Lenders.

     NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to the Borrower under the Credit Agreement, each Key Principal hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

     1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.


     (b) The following terms shall have the following meanings:

     "Foreign Jurisdiction": any jurisdiction other than the United States of America or any State thereof.

     "Foreign Key Principal": any Key Principal which is organized under the laws of a Foreign Jurisdiction.

     "Joint Recourse Obligation": with respect to (a) any Lien voluntarily granted or consented to by the Borrower in respect of any Property at any time other than such Liens permitted under the Credit Agreement, the obligation to pay all amounts and to take all such other actions as are necessary to cause such Lien to be immediately released from the Property,

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including, without limitation, the obligation to pay an amount sufficient immediately to discharge any debt, judgment, liability or other obligation secured by such Lien, and (b) any settlement, judgment or decree arising out of or in connection with any suit, litigation, investigation or other proceeding based on a claim that there was an alleged material misstatement or omission in the RCPI Proxy Disclosure (including without limitation any such settlement, judgment or decree arising from (i) the action pending in the U.S. District Court for the District of Delaware captioned Charal Investment Co. v. Rockefeller, et al., or (ii) any state or federal civil or criminal proceeding or investigation relating in whole or in part to a claim that there was any alleged material misstatement or omission in the RCPI Proxy Disclosure) entered against or entered into by any Key Principal or any other Person (including, without limitation, any present or former director or officer of RCPI, Holdings or any predecessor) involving in the aggregate a liability (to the extent not paid by insurance, or covered by insurance with respect to which the insurance company has acknowledged coverage) of $15,000,000 or more with respect to which the Borrower has any liability (whether pursuant to an indemnification obligation or otherwise), the obligation to pay all amounts and to take all such other actions as are necessary to cause such liability of the Borrower to be satisfied or discharged or such judgment or decree to be vacated, discharged, stayed or bonded pending appeal.

     "judgment currency": as defined in Section 19.

     "Key Principal": any of EXOR, Whitehall LP, Rockefeller, Tishman Speyer and Bonito.

     "Key Principal Net Worth Letter": with respect to any Key Principal, as of any date, a balance sheet certified by, or a letter or certificate, in form satisfactory to the Agent, addressed to the Agent and the Lenders and executed by, the chief financial officer, the certified public accountant, or other Person with sufficient familiarity with financial statements of such Key Principal (setting forth the basis of such Person's knowledge), which shall set forth the net worth, cash flow, recourse obligations and other contingent obligations of such Key Principal as of such date, including the amount of such net worth which is held in cash, cash equivalents or readily marketable securities; provided, however, that no Key Principal shall be required to deliver a Key Principal Net Worth Letter to Agent that is broader in scope than the balance sheets or letters delivered to the Agent prior to the date of this Agreement.

          "Pro-Rata Recourse Obligations": collectively:

          (i) any Obligations resulting from, arising as a result of, incurred in reliance on, or which may become immediately due and payable as a result of the fraud of the Borrower; and

          (ii) the obligation to comply with, and cause the Borrower to comply with, each of Sections 2.18, 5.3(b)(i), 5.5(b) and (c), and 5.9 of the Credit Agreement, including liability to pay any amounts required to be paid by the Borrower pursuant to such Sections 2.18, 5.3(b)(i), 5.5(b) and
     (c), and 5.9.


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     "Pro Rata Recourse Amount": with respect to any Key Principal, an amount equal to $100,000,000 multiplied by the percentage set forth opposite such Key Principal's name on Exhibit A hereto.

     "RCPI Proxy Disclosure": collectively, (i) the Schedule 14A filed by RCPI with the Securities and Exchange Commission on February 14, 1996, and the proxy statement of RCPI, dated February 14, 1996 contained therein and sent to the former stockholders of RCPI in connection with a meeting of stockholders of RCPI held on March 25, 1996 soliciting approval of, among other matters, the transactions contemplated by the Merger Agreement, including, without limitation, any amendments or supplements to such Schedule 14A and proxy statement, any preliminary proxy statement filed in connection therewith, and all documents incorporated by reference in any thereof, (ii) any further documents filed between February 14, 1996 and March 25, 1996 by RCPI, or any Investor or any Affiliate of any thereof with the Securities and Exchange Commission or comparable state authority, or disseminated to the former stockholders of RCPI, in each such case in connection with such proxy statement or meeting of stockholders of RCPI, and (iii) any press releases issued prior to March 25, 1996 by or on behalf of RCPI or any of the Investors in connection with the transactions contemplated by the Merger Agreement and such proxy statement and filings prior to such meeting of stockholders of RCPI.

     "Recourse Obligations": the collective reference to the Joint Recourse Obligations and the Pro-Rata Recourse Obligations.

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Recourse. (a) The Key Principals hereby agree, (i) that they shall be jointly and severally liable to the Agent on behalf of the Lenders and their respective permitted successors and assigns for, (ii) that Agent on behalf of the Lenders and their respective permitted successors and assigns shall have recourse to the assets of the Key Principals, jointly and severally, for, and
(iii) that they shall, upon the demand of the Agent, for the ratable benefit of the Lenders and their respective permitted successors and assigns, promptly and completely pay and perform when due (whether at the stated maturity, by acceleration or otherwise), the Joint Recourse Obligations.

     (b) Each Key Principal hereby agrees (i) that it shall be severally and not jointly liable to the Agent on behalf of the Lenders and their respective permitted successors and assigns for, (ii) that Agent on behalf of the Lenders and their respective permitted successors and assigns shall have recourse to the assets of such Key Principal for, and (iii) that it shall, upon the demand of the Agent, for the ratable benefit of the Lenders and their respective permitted successors and assigns, promptly and completely pay and perform when due


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(whether at the stated maturity, by acceleration or otherwise), up to such Key
Principal's Pro Rata Recourse Amount, the Pro-Rata Recourse Obligations.

     (c) Each Key Principal further agrees that it shall be liable to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Agent and, at any time after an Event of Default, any Lender, in enforcing any rights with respect to, or collecting, any or all of the Recourse Obligations and/or enforcing any rights with respect to, or collecting against, the Key Principals under this Agreement. Such liability shall be joint and several to the extent such expenses arise out of or relate to the Joint Recourse Obligations, and several, to the extent such expenses arise out of or relate to the Pro-Rata Recourse Obligations. This Agreement shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

     (d) Each Key Principal agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Key Principal hereunder without impairing this Agreement or affecting the rights and remedies of the Agent or any Lender hereunder.

     3. No Subrogation. Notwithstanding any payment or payments made by any Key Principal hereunder, such Key Principal shall not be entitled to be subrogated to any of the rights of the Agent or any Lender against (i) the Borrower or any right of offset held by any Lender for the payment of the Obligations until all amounts owing to the Agent and the Lenders on account of the Obligations are paid in full or (ii) any other Key Principal or any right of offset held by any Lender for the payment of the Recourse Obligations until all amounts owing to the Agent and the Lenders on account of the Recourse Obligations are paid in full, nor shall any Key Principal seek or be entitled to seek any contribution or reimbursement (x) from the Borrower in respect of payments made by such Key Principal hereunder until all amounts owing to the Agent and the Lenders by the Borrower on account of the Obligations are paid in full or (y) from any other Key Principal or any other Person in respect of payments made by such Key Principal hereunder until all amounts owing to the Agent and the Lenders on account of claims made for Recourse Obligations are paid in full. If any amount shall be paid by the Borrower to any Key Principal on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, or if any amount shall be paid by the Borrower or a Key Principal to another Key Principal on account of such subrogation rights at any time when all claims made for Recourse Obligations shall not have been paid in full, such amount shall be held by such Key Principal in trust for the Agent and the Lenders, segregated from other funds of such Key Principal, and shall, forthwith upon receipt by such Key Principal, be turned over to the Agent in the exact form received by such Key Principal (duly endorsed by such Key Principal to the Agent, if required), to be applied against the Obligations or the Recourse Obligations, as the case may be, whether matured or unmatured, in such order as the Agent may determine.


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     4. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each
Key Principal shall remain obligated hereunder notwithstanding that any demand for payment of any of the Obligations made by the Agent may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent, and any of the Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent may deem advisable from time to time, and any right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. When making any demand hereunder against any Key Principal, the Agent may, but shall be under no obligation to, make a similar demand on the Borrower, and any failure by the Agent to make any such demand or to collect any payments from the Borrower or any release of the Borrower shall not relieve such Key Principal of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent against such Key Principal. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings. Without limiting, diminishing or otherwise modifying the liability of any Key Principal hereunder, if the Agent makes a demand for payment on any Key Principal the Agent hereby agrees that it will accept payment by the Borrower.

     5. Recourse Obligations Absolute and Unconditional. Each Key Principal waives all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Agreement or acceptance of this Agreement, the Obligations, and any of them, shall be deemed to have been incurred, or extended, amended or waived, in reliance upon this Agreement; and all dealings between the Borrower and the Key Principals, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be presumed to have been had or consummated in reliance upon this Agreement. Each Key Principal waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any Key Principal with respect to the Obligations. Each Key Principal understands and agrees that this Agreement shall be construed to be continuing, without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any Note or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Agent or any Lender, or (c) any other circumstance which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Key Principals under this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Key Principals, the Agent may pursue such rights and remedies as it may have against the Borrower or any other Person or any right of offset with respect thereto, and any failure by the Agent to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to exercise any such right of offset, or any release of the Borrower or any such other Person or right of offset, shall not relieve any Key Principal of any liability hereunder, and


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

shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Lenders against each Key Principal. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Key Principal and the successors and assigns thereof, and shall inure to the benefit of the Agent and the Lenders, and their respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of each Key Principal under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

     6. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations or the Recourse Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Key Principal, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Key Principal or any substantial part of its property, or otherwise, all as though such payments had not been made.

     7. Payments. Each Key Principal hereby agrees that payments hereunder will be paid to the Agent on demand without set-off or counterclaim in U.S. Dollars at the office of the Agent specified in Section 9.2 of the Credit Agreement.

     8. Representations and Warranties.

     (a) CORPORATIONS: Each Key Principal that is a corporation hereby represents and warrants that:

          (i) it is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

          (ii) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

          (iii) this Agreement has been duly executed and delivered on behalf of such Key Principal, and constitutes a legal, valid and binding obligation of such Key Principal enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;


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

          (iv) the execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or material Contractual Obligation of such Key Principal and will not result in or require the creation or imposition of any material Lien on any of the properties or revenues of such Key Principal pursuant to any Requirement of Law or material Contractual Obligation of such Key Principal;

          (v) no consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any stockholder or creditor of such Key Principal) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, other than such consents, authorizations, filings, notices and other acts which have been obtained, made or taken, as the case may be;

          (vi) except for the litigation described in clause (b) of the definition of "Joint Recourse Obligation" in Section 1, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Key Principal, threatened by or against such Key Principal or against any of its properties or revenues (i) with respect to this Agreement or any of the transactions contemplated hereby, or (ii) which could have a material adverse effect on the business, operations, property or financial or other condition of such Key Principal; and

          (vii) it has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns prior to the same becoming delinquent or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP or other applicable standard have been provided on the books of such Key Principal and other than those, the non-payment of which would not have a material adverse effect on such Key Principal, taking into consideration the assets and liabilities of such Key Principal).

     (b) LIMITED PARTNERSHIP, LIMITED DURATION COMPANY OR LIMITED LIABILITY
COMPANY: Each Key Principal that is a limited partnership, a limited duration company or a limited liability company hereby represents and warrants that:

          (i) it is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization and has the power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

          (ii) it has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize its execution, delivery and performance of this Agreement;


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          (iii) this Agreement has been duly executed and delivered on behalf of such Key Principal, and constitutes a legal, valid and binding obligation of such Key Principal enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

          (iv) the execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or material Contractual Obligation of such Key Principal and will not result in or require the creation or imposition of any material Lien on any of the properties or revenues of such Key Principal pursuant to any Requirement of Law or material Contractual Obligation of such Key Principal;

          (v) no consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any stockholder, partner, owner or creditor of such Key Principal) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, other than such consents, authorizations, filings, notices and other acts which have been obtained, made or taken, as the case may be;

          (vi) except for the litigation described in clause (b) of the definition of "Joint Recourse Obligation" in Section 1, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Key Principal, threatened by or against such Key Principal or against any of its properties or revenues (i) with respect to this Agreement or any of the transactions contemplated hereby, or (ii) which could have a material adverse effect on the business, operations, property or financial or other condition of such Key Principal; and

          (vii) it has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns prior to the same becoming delinquent or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP or other applicable standard have been provided on the books of such Key Principal and other than those, the non-payment of which would not have a material adverse effect on such Key Principal, taking into consideration the assets and liabilities of such Key Principal).

     (c) ROCKEFELLER hereby represents and warrants that:

          (i) he has the legal right to execute and deliver this Agreement and to perform his obligations hereunder;


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          (ii) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any creditor of such Key Principal) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than such consents, authorizations, filings, notices and other acts which have been obtained, made or taken, as the case may be;

          (iii) this Agreement has been duly executed and delivered by him and constitutes his legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

          (iv) the execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or any of his material Contractual Obligations and will not result in or require the creation or imposition of any material Lien on any of his properties or revenues pursuant to any Requirement of Law or any of his material Contractual Obligations; and

          (v) except for the litigation described in clause (b) of the definition of "Joint Recourse Obligation" in Section 1 and claims made for breach of fiduciary duty as an officer and/or a director of RCPI, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to his knowledge, threatened by or against him or against any of his properties or revenues (i) with respect to this Agreement or any of the transactions contemplated hereby, or (ii) which could have a material adverse effect on his business, operations, property or financial or other condition.

     (d) FOREIGN KEY PRINCIPALS: Each Foreign Key Principal further represents that:

          (i) there are no Non-Excluded Taxes imposed by the United States or by the Foreign Jurisdiction in which such Foreign Key Principal is organized or has its principal place of business either (x) on or by virtue of the execution or delivery of this Agreement or any other document to be furnished hereunder, or (y) on any payment to be made by such Foreign Key Principal; and

          (ii) the courts of the jurisdiction in which such Foreign Key Principal maintains its principal place of business should, in a properly presented case, give effect to a judgment for money damages on this Agreement duly entered by a New York court, subject to applicable exequatur proceedings.

     (e) Each Key Principal further represents and warrants that Exhibit A hereto correctly sets forth the aggregate percentage equity interest in the Borrower directly or indirectly owned by such Key Principal.


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     (f) Each Key Principal further represents and warrants that the Key
Principal Net Worth Letter most recently delivered by such Key Principal was true and correct as of the date thereof.

     Each Key Principal agrees that the foregoing representations and warranties shall be deemed to have been made by such Key Principal on the date of each borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

     9. Covenants. Each Key Principal hereby covenants and agrees with the Agent and each Lender that, from and after the date of this Agreement until the Obligations are paid in full and the Commitments are terminated:


     (a) Each Key Principal shall furnish to the Agent and each Lender, as soon as available, but in any event within 90 days after the end of each calendar year (or, in the case of EXOR, on or before July 15 of each year), a Key Principal Net Worth Letter as of the end of such calendar year (or with respect to EXOR, the fiscal year most recently ended) with respect to such Key Principal.

     (b) With respect to any Foreign Key Principal, it will make all payments required to by made by it under this Agreement free and clear of, and without deduction or withholding for or on account of, any present or future Non-Excluded Taxes. If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) any such amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by any Foreign Key Principal, as promptly as possible thereafter such Foreign Key Principal shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Foreign Key Principal showing payment thereof. If such Foreign Key Principal fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Foreign Key Principal shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

     (c) With respect to each Foreign Key Principal, it will maintain in New York, New York a Person acting as its agent to receive on its behalf and on behalf of its property service of process and capable of discharging the functions of process agent of such Foreign Key Principal. Each Foreign Key Principal shall be permitted to designate and so maintain such agent to serve solely as agent for service of process on matters relating to this Agreement. Each Foreign Key Principal shall provide to the Agent when requested from time to time a notice setting forth the name and address of its process agent in such location and a


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confirmation from such process agent acknowledging its appointment as process agent and its undertaking to so act on behalf of such Foreign Key Principal.

     10. Authority of Agent. Each Key Principal acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and any Key Principal, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Key Principal shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

     11. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, (c) in the case of delivery by overnight courier, one Business Day after being delivered to a nationally recognized overnight courier service, with shipping charges paid for delivery on the next Business Day, or (d) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows:

     (a) if to the Agent or any Lender, at its address or transmission number for notices provided in Section 9.2 of the Credit Agreement; and

     (b) if to any Key Principal, at its address or transmission number for notices set forth on Exhibit A hereto.

     The Agent, each Lender and each Key Principal may change its address and transmission numbers for notices by notice in the manner provided in this Section.

     12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


     13. Integration. This Agreement represents the agreement of each Key Principal with respect to the subject matter hereof and there are no promises or representations by the Agent or any Lender relative to the subject matter hereof not reflected herein.


     14. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Key Principal and the

Agent, provided that any provision of this Agreement may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

     (b) Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 14(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     15. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     16. Successors and Assigns. This Agreement shall be binding upon the permitted successors and assigns of each Key Principal and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

     17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     18. Submission To Jurisdiction; Waivers. Each Key Principal hereby irrevocably and unconditionally:


     (a) submits for itself and its property solely with respect to any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive personal jurisdiction of the courts of the State of New York in New York County, the courts of the United States of America for the Southern District of New York sitting in the borough of Manhattan, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Key Principal at its address set forth on Exhibit A hereto or in the case of any Foreign Key Principal to its process agent referenced in Section 9(c) or at such other address of which the Agent shall have been notified pursuant hereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     19. Judgment Currency. The obligations and liabilities of any Foreign Key Principal hereunder to the Agent or any Lender shall, notwithstanding any judgment in a currency (the "judgment currency") other than Dollars, be discharged only to the extent that on the Business Day following the receipt by such Agent or Lender (as the case may be) of any sum adjudged to be so due in the judgment currency such Agent or Lender (as the case may be) may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such Agent or Lender (as the case may be) in Dollars, such Foreign Key Principal agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or Lender (as the case may be) against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to such Agent or Lender (as the case may be), such Agent or Lender (as the case may be) agrees to remit to such Foreign Key Principal such excess.

     20. Acknowledgments. Each Key Principal hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

     (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to such Key Principal arising out of or in connection with this Agreement or any of the other Loan Documents to which it is a party, and the relationship between each Key Principal, the Borrower and the other Loan Parties, on one hand, and Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among any Key Principal, the Borrower, any of the other Loan Parties and the Lenders.

     21. WAIVERS OF JURY TRIAL. EACH KEY PRINCIPAL AND THE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     22. Recourse. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agent and the Lenders hereby agree that no shareholder, member, partner, other equity holder, officer, director, employee or agent of any Key Principal that is not a natural person shall have any liability (contractual or otherwise) in respect of any Recourse Obligation and the Agent and the Lenders shall not have recourse against the assets of any shareholder, member, partner, other equity holder, officer, director, employee or agent of any such Key Principal in respect of any Recourse Obligations; provided, that the foregoing shall not limit any Recourse Obligation of any Key Principal.

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


WHITEHALL:                              WHITEHALL STREET REAL ESTATE
                                        LIMITED PARTNERSHIP V

                                        By: WH ADVISORS, L.P. V, general
                                        partner

                                        By: WH ADVISORS, INC. V, general
                                        partner


                                        By:
                                            ------------------------------
                                            Name:
                                            Title:

PROMETHEUS:

                                        ----------------------------------
                                            David Rockefeller

STATE OF                                           )
                                                   )   ss.
COUNTY OF                                          )




On the _____ day of ___________, 1997, before me came David Rockefeller, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same.


                                     Name:___________________________________
                                     NOTARY PUBLIC, State of_________________
                                     Commission No.__________________________
                                     My Commission Expires:__________________

                                                 [NOTARIAL SEAL]

TISHMAN SPEYER:                    TISHMAN SPEYER CROWN EQUITIES


                                   BY: TISHMAN SPEYER ASSOCIATES,
                                   LIMITED PARTNERSHIP, its General
                                   Partner


                                   By:______________________________________
                                       Name:  Jerry Speyer
                                       Title:  General Partner


                                   BY: TSE LIMITED PARTNERSHIP, its
                                   General Partner

                                   By:_______________________________________
                                       Name:  Charles H. Goodman
                                       Title:  General Partner

EXOR:                              EXOR GROUP S.A.


                                   By:_______________________________________
                                       Name:
                                       Title:

NIARCHOS:                          BONITO INVESTMENTS, LDC


                                   By:_______________________________________
                                       Name:
                                       Title:

                                                                      EXHIBIT A







                                                  KEY PRINCIPALS

----------------------------------------------------------------------------------------------------------------------------------
             Key Principal                               Notice Address                                Percentage
----------------------------------------------------------------------------------------------------------------------------------
Whitehall LP                              85 Broad Street                                                                  50.0%
                                          New York, New York 10004
                                          Attention: Chief Financial Officer
                                          Fax: 212-357-5505
----------------------------------------------------------------------------------------------------------------------------------
Rockefeller                               c/o Richard E. Salomon                                                         4.5455%
                                          Room 5600
                                          30 Rockefeller Plaza
                                          New York, New York 10112
                                          Fax: 212-765-6817

                                          with a copy to:

                                          Milbank Tweed Hadley & McCloy
                                          One Chase Manhattan Plaza
                                          New York, New York 10005
                                          Attn: Peter Herman
                                          Fax: 212-530-5219
----------------------------------------------------------------------------------------------------------------------------------
Tishman Speyer                            520 Madison Avenue                                                             4.5455%
                                          New York, New York 10022
                                          Attn: Jerry I. Speyer
                                          Fax: 212-319-1745

                                          with a copy to:

                                          Davis Polk & Wardwell
                                          450 Lexington Avenue
                                          New York, New York 10017
                                          Attn: Thomas P. Dore, Jr.
                                          Fax: 212-450-5738
----------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT A


----------------------------------------------------------------------------------------------------------------------------------
EXOR                                      Voltastrasse, 61                                                              20.4545%
                                          Zurich, SWITZERLAND CH804-1
                                          Attn: N. Peter Ruys
                                          Fax: 011 41 1 262 4212

                                          with a copy to:

                                          EXOR America, Inc.
                                          375 Park Avenue
                                          New York, New York 10152
                                          Attn: G. Andrea Botta
                                          Fax: 212-355-5690
----------------------------------------------------------------------------------------------------------------------------------
Bonito                                    c/o Venus Shipping Company, S.A.                                              20.4545%
                                          Villa Bijou
                                          19 Avenue de la Costa
                                          Monte Carlo, MC 98000
                                          MONACO
                                          Fax:  011 377 93 301 672

                                          with a copy to:

                                          Milbank Tweed Hadley & McCloy
                                          One Chase Manhattan Plaza
                                          New York, New York 10005
                                          Attn: Peter Herman
                                          Fax: 212-530-5219
----------------------------------------------------------------------------------------------------------------------------------



                                                        A-2